UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2019

FOOTHILLS EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55872	27-3439423
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10940 Wilshire Blvd., 23rd Floor

Los Angeles, CA 90024

(Address of principal executive offices) (Zip Code)

(424) 901-6655

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement

Power Up Lending Group Ltd. Placement

On July 22, 2019, Foothills Exploration, Inc. (the “Company”), closed on a convertible loan transaction with Power Up Lending Group Ltd. (“Holder”) in the principal amount of $78,000 (the “Note”), before giving effect to certain transactional costs including legal fees yielding a net of $78,000.

The Holder is entitled, at its option, at any time after the 180th daily anniversary of the Note, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company’s common stock (the “Common Stock”) at a price (“Conversion Price”) for each share of Common Stock equal to 61% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future (“Exchange”), for the twenty (20) prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer agent (provided such Notice of Conversion is delivered by fax or other electronic method of communication to the Company or its transfer agent after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price).

Interest on any unpaid principal balance of this Note shall be paid at the rate of 12% per annum. Interest shall be paid by the Company in Common Stock (“Interest Shares”). Holder may, at any time, after the 180th daily anniversary of the Note, send in a Notice of Conversion to the Company for Interest Shares based on the formula described above. The dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of this Note to the date of such notice.

The maturity date for this Note is July 17, 2020 (“Maturity Date”), and is the date upon which the principal sum, as well as any accrued and unpaid interest, shall be due and payable. This Note may be prepaid or assigned with the following penalties/premiums: (i) during the initial 90 calendar day period after the issuance of the Note, by making a payment to the Holder of an amount in cash equal to 125% multiplied by the principal, plus accrued interest; (ii) during the 91st through 150th calendar day period after the issuance of the Note, by making a payment to the Holder of an amount in cash equal to 140% multiplied by principal, plus accrued interest; (iii) during the 151st through 180th calendar day period after the issuance of the Note, by making a payment to the Holder of an amount in cash equal to 145% multiplied by principal, plus accrued interest.

The Company may not prepay any amount outstanding under this Note after the 180th calendar day after the issuance of the Note. Any amount of principal or interest due pursuant to this Note, which is not paid by the Maturity Date, shall bear interest at the rate of the lesser of (i) twenty-two percent (22%) per annum or (ii) the maximum amount permitted by law from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the date the Note is fully paid and shall be computed on the basis of a 365-day year and the actual number of days elapsed. Net proceeds obtained in this transaction will be used for general corporate and working capital purposes. No broker-dealer or placement agent was retained or involved in this transaction.

The transaction documents contain additional terms and provisions, representations and warranties, including further provisions covering conversions of debt, remedies on default, venue, and governing law. The summary of the transactions described in this Form 8-K is qualified in its entirety by reference to the forms of the Securities Purchase Agreement, and the Convertible Promissory Note, which are filed as Exhibits 10.1 and 10.2 respectively, to this report.

GS Capital Partners, LLC Placement

On July 24, 2019, the Company closed on a convertible redeemable loan transaction with GS Capital Partners, LLC (“GS”) in the principal amount of $110,000 (the “Note”) with an original issue discount of $10,000, before giving effect to certain transactional costs including legal fees yielding a net of $100,000.

GS is entitled, at its option, at any time after the 180th daily anniversary of the Note, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company’s common stock (the “Common Stock”) at a price (“Conversion Price”) for each share of Common Stock equal to 55% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future (“Exchange”), for the twenty-five (25) prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer agent (provided such Notice of Conversion is delivered by fax or other electronic method of communication to the Company or its transfer agent after 4 P.M. Eastern Standard or Daylight Savings Time if GS wishes to include the same day closing price).

Interest on any unpaid principal balance of this Note shall be paid at the rate of 10% per annum. Interest shall be paid by the Company in Common Stock (“Interest Shares”). GS may, at any time, after the 180th daily anniversary of the Note, send in a Notice of Conversion to the Company for Interest Shares. The dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of this Note to the date of such notice.

The maturity date for this Note is July 23, 2020 (“Maturity Date”), and is the date upon which the principal sum, as well as any accrued and unpaid interest, shall be due and payable. This Note may be prepaid with the following premiums: (i) during the initial 60 calendar day period after the issuance of the Note, by making a payment to GS of an amount in cash equal to 125% multiplied by the principal, plus accrued interest; (ii) during the 61st through 120th calendar day period after the issuance of the Note, by making a payment to GS of an amount in cash equal to 135% multiplied by principal, plus accrued interest; (iii) during the 121st through 180th calendar day period after the issuance of the Note, by making a payment to GS of an amount in cash equal to 145% multiplied by principal, plus accrued interest.

The Company may not prepay any amount outstanding under this Note after the 180th calendar day after the issuance of the Note. Any amount of principal or interest due pursuant to this Note, which is not paid by the Maturity Date, shall bear interest at the rate of the lesser of (i) twenty-four percent (24%) per annum or (ii) the maximum amount permitted by law from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the date the Note is fully paid and shall be computed on the basis of a 365-day year and the actual number of days elapsed.

The transaction documents contain additional terms and provisions, representations and warranties, including further provisions covering conversions of debt, remedies on default, venue, and governing law. The summary of the transactions described in this Form 8-K is qualified in its entirety by reference to the Securities Purchase Agreement dated July 23, 2019 and 10% Convertible Redeemable Note dated July 23, 2019, which are filed as Exhibits 10.3 and 10.4, respectively to this report.

Item 8.01 Other Events.

Active Management of Convertible Debt.

On July 12, 2019, the Company retired in full the first tranche of the convertible promissory note with Crown Bridge Partners, LLC, dated December 6, 2018, in the principal amount of $45,500. The Company made several payments totaling $350,000 towards the principal balance of the convertible promissory note with Labrys Fund, L.P. dated November 1, 2018, in the principal amount of $380,000. The Company entered into an extension agreement with Labrys Fund, L.P. for the repayment of said note and has one final payment of $55,000 remaining. The Company also entered an extension agreement for the repayment of the Jefferson Street Capital Note dated December 19, 2018, in the principal amount of $58,300. The Company has paid a total of $25,000 towards the principal balance of the Jefferson Street Capital note and anticipates repaying the note in full in accordance to the extension agreement reached with the lender.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
10.1	Securities Purchase Agreement dated July 17, 2019
10.2	Convertible Promissory Note dated July 17, 2019
10.3	Securities Purchase Agreement dated July 23, 2019
10.4	10% Convertible Redeemable Note dated July 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2019

FOOTHILLS EXPLORATION, INC.

By:	/s/ B. P. Allaire
B. P. Allaire
Chief Executive Officer